Exhibit 4.4.1

                             ISSUER DEED OF CHARGE

                                   [*] 2006

                                    BETWEEN

                          PERMANENT MASTER ISSUER PLC
                                 (THE ISSUER)

                                  HALIFAX PLC
                                 (THE SELLER)

                             THE BANK OF NEW YORK
                         (THE ISSUER SECURITY TRUSTEE)

                             THE BANK OF NEW YORK
                              (THE NOTE TRUSTEE)

                                CITIBANK, N.A.
        (THE PRINCIPAL PAYING AGENT, THE AGENT BANK AND THE REGISTRAR)

                                CITIBANK, N.A.
                             (THE US PAYING AGENT)
                                      [*]
                          (THE ISSUER SWAP PROVIDER)

                                  HALIFAX PLC
                                (THE SERVICER)

                                  HALIFAX PLC
                           (THE ISSUER CASH MANAGER)

                               BANK OF SCOTLAND
                           (THE ISSUER ACCOUNT BANK)

                                      AND
                     STRUCTURED FINANCE MANAGEMENT LIMITED
                   (THE ISSUER CORPORATE SERVICES PROVIDER)

                                 ALLEN & OVERY

                               ALLEN & OVERY LLP

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                                   CONTENTS

CLAUSE                                                                     PAGE

1.     Interpretation.........................................................2
2.     Security Trust.........................................................3
3.     Creation of Issuer Security............................................3
4.     Acknowledgements and undertakings......................................5
5.     Restrictions on Exercise of Certain Rights.............................6
6.     Payments out of the Issuer Accounts Prior to Acceleration..............7
7.     Payments out of the Issuer Accounts Upon Acceleration..................9
8.     enforcement by the issuer security trustee............................14
9.     Enforcement of Issuer Security........................................15
10.    Receiver..............................................................16
11.    Powers of Receiver....................................................18
12.    Modification, Authorisation, Waiver, and consent......................20
13.    Additional Provisions Regarding the Issuer Security Trustee...........21
14.    Issuer Power of Attorney..............................................22
15.    Further Assurances....................................................22
16.    Additional Provisions Relating to the Issuer Security.................23
17.    Set-off...............................................................24
18.    Release...............................................................24
19.    Issuer Representations................................................25
20.    Evidence of Indebtedness..............................................26
21.    Rights Cumulative.....................................................26
22.    Severability..........................................................27
23.    Counterparts..........................................................27
24.    Notices...............................................................27
25.    Language..............................................................28
26.    Law and Jurisdiction..................................................29
27.    Contracts (Rights of Third Parties) Act 1999..........................29

SCHEDULE

1.     Form of Notice of Charge..............................................30
2.     Form of Consent to Charge.............................................31

Signatories..................................................................32

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THIS DEED is dated [*] 2006

(1) PERMANENT MASTER ISSUER PLC, a company incorporated in England and Wales with limited liability (registered number 5922774), and having its registered office at 35 Great St Helen's, London EC3A 6AP (the ISSUER);

(2) HALIFAX PLC, a public limited company incorporated in England and Wales with limited liability (registered number 02367076), and having its registered office at Trinity Road, Halifax, West Yorkshire HX1 2RG (the SELLER);

(3) THE BANK OF NEW YORK, a New York banking corporation acting through its offices at 48th Floor, One Canada Square, London E14 5AL (acting in its capacity as the ISSUER SECURITY TRUSTEE, which expression includes such company and all other persons or companies for the time being acting as security trustee or security trustees under this Deed);

(4) CITIBANK N.A., a national association acting through its offices at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (acting in its capacity as the NOTE TRUSTEE, which expression includes such company and all other persons or companies for the time being acting as trustee or trustees for the Noteholders under the Note Trust Deed);

(5) CITIBANK N.A., a national association acting through its offices at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (acting in its capacity as the PRINCIPAL PAYING AGENT);

(6) CITIBANK N.A., a national association acting through its offices at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (acting in its capacity as the REGISTRAR);

(7) CITIBANK N.A., a national association acting through its offices at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (acting in its capacity as the AGENT BANK);

(8) CITIBANK N.A., a national association acting through its offices at 388 Greenwich Street, 14th Floor, New York, New York 10013 (acting in its capacity as the U.S. PAYING AGENT);

(9) [*], a public limited company incorporated in England and Wales with limited liability (registered number 02367076), and acting through its office at [*] (the ISSUER SWAP PROVIDER);

(10) HALIFAX PLC, a public limited company incorporated in England and Wales with limited liability (registered number 02367076), and having its registered office at Trinity Road, Halifax, West Yorkshire HX1 2RG (the SERVICER);

(11) HALIFAX PLC, a public limited company incorporated in England and Wales with limited liability (registered number 02367076), and having its registered office at Trinity Road, Halifax, West Yorkshire HX1 2RG

(12) BANK OF SCOTLAND, a company established by an Act of the Parliament of Scotland in 1695, and acting through its offices at 116 Wellington Street, Leeds, LS1 4LT (the ISSUER ACCOUNT BANK); and

(13) STRUCTURED FINANCE MANAGEMENT LIMITED, a company incorporated in England and Wales, with limited liability (registered number 3853947), and having its registered office at 36 Great St. Helen's, London EC3A 6AP (the ISSUER CORPORATE SERVICES PROVIDER).

BACKGROUND:

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(A)    On or about the date of this Deed, the Issuer will issue the Series [*]
       Notes and the Issuer and the other parties will enter into the Transaction Documents in order to consummate the transactions described in the Prospectus.

(B) The Issuer has agreed to provide the Issuer Security to secure the Issuer Secured Liabilities.

(C) The Issuer Security Trustee has agreed to hold the benefit of the Issuer Security on trust for the benefit of the Issuer Secured Creditors subject to the terms and conditions of this Deed.

(D) It is intended that this document takes effect as a deed notwithstanding the fact that a Party may only execute this document under hand.

IT IS AGREED as follows:

1.     INTERPRETATION

1.1    CONSTRUCTION

(a) Capitalised terms defined in the Master Definitions and Construction Schedule have, unless expressly defined in this Deed, the same meaning in this Deed.

(b) This Deed will be construed in accordance with the rules of construction set out in the Master Definitions and Construction Schedule.

(c) If there is any conflict between the provisions of the Master Definitions and Construction Schedule and the provisions of this Deed, the provisions of this Deed will prevail.

(d) The term THIS DEED means this Deed and any deed executed in accordance with, or expressed to be supplemental to, this Deed.

(e) Any covenant of the Issuer under this Deed (other than a payment obligation) shall remain in force during the Issuer Security Period.

(f) The terms of the other Transactions Documents are incorporated in this Deed to the extent required to give effect thereto and/or to ensure that any purported disposition contained in this Deed is a valid disposition in accordance with Section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

(g) Unless the context otherwise requires, a reference to an Issuer Charged Asset includes the proceeds of sale of that Issuer Charged Asset.

(h) The term FULL TITLE GUARANTEE will be construed in accordance with the LP (MP) Act but so that the covenants implied by the LP (MP) Act in respect of the Issuer Security do not include:

       (i) the words "other than any charges, encumbrances or rights which that person does not and could not reasonably be expected to know about" in section 3(1)(b) of the LP (MP) Act; and

       (ii)    section 6(2) of the LP (MP) Act.

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2.     SECURITY TRUST

2.1    DECLARATION OF TRUST

       The Issuer Security Trustee holds all of the covenants, undertakings, Security Interests and other rights and benefits made or given under this Deed and the other Transaction Documents on trust for itself and the other Issuer Secured Creditors upon and subject to the terms and conditions of this Deed.

3.     CREATION OF ISSUER SECURITY

3.1    GENERAL

(a)    All the Issuer Security:

       (i) is created in favour of the Issuer Security Trustee for itself and as trustee on behalf of the other Issuer Secured Creditors;

       (ii)    is created over the present and future assets of the Issuer;

       (iii) is security for the payment or discharge of the Issuer Secured Liabilities; and

       (iv)    is made with full title guarantee.

(b) The term ALL OF ITS RIGHTS as used in this Clause includes, unless the context requires otherwise:

       (i) the benefit of all covenants, undertakings, representations, warranties and indemnities;

       (ii)    all powers and remedies of enforcement and/or protection;

       (iii) all rights to receive payment of all amounts assured or payable (or to become payable), all rights to serve notices and/or to make demands and all rights to take such steps as are required to cause payment to become due and payable; and

       (iv) all causes and rights of action in respect of any breach and all rights to receive damages or obtain other relief in respect thereof,

       in each case, in respect of the relevant Issuer Charged Asset.

3.2    CONTRACTS

       The Issuer assigns by way of first fixed security (or, to the extent not assignable, charges by way of a first fixed charge) all of its rights in respect of the Issuer Charged Documents.

3.3    ISSUER ACCOUNTS

       The Issuer charges by way of a first fixed charge all of its rights in respect of:

       (a) any amount standing from time to time to the credit of the Issuer Accounts;

       (b)     all interest paid or payable in relation to those amounts; and

       (c)     all debts represented by those amounts.

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3.4    AUTHORISED INVESTMENTS

       The Issuer charges by way of a first fixed charge all of its rights in respect of:

       (a) the Authorised Investments permitted to be made pursuant to the Cash Management Agreement made or purchased from time to time by or on behalf of the Issuer (whether owned by it or held by any nominee on its behalf) using moneys standing to the credit of the Issuer Accounts; and

       (b) all interest, moneys and proceeds paid or payable in relation to those Authorised Investments.

3.5    MISCELLANEOUS

       The Issuer charges by way of a first fixed charge all of its rights in respect of:

       (a) the benefit of all authorisations (statutory or otherwise) held in connection with its use of any Issuer Charged Asset; and

       (b) any compensation which may be payable to it in respect of those authorisations.

3.6    FLOATING CHARGE

(a) The Issuer charges by way of a first floating charge all of its undertaking and all of its property and assets (including, without limitation, its uncalled capital) other than any property or assets at any time otherwise effectively charged or assigned by way of fixed charge or assignment under this Clause.

(b) Except as provided below, the Issuer Security Trustee may by notice to the Issuer convert the floating charge created under this Clause into a fixed charge as regards any of the Issuer's assets subject to the floating charge specified in that notice, if:

       (i)     an Issuer Event of Default is outstanding;

       (ii) the Issuer Security Trustee considers those assets or any part thereof to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy; and/or

       (iii) a circumstance occurs which the Issuer Security Trustee considers to (or to be likely to) prejudice, imperil or threaten the Issuer Security.

(c) Except as provided below, the floating charge created by this Clause will automatically convert into a fixed charge as regards:

       (i) all of the Issuer's assets subject to the floating charge, upon the service of a Note Acceleration Notice; and/or

       (ii) any assets of the Issuer subject to the floating charge, if those assets (contrary to the covenants and undertakings contained in the Transaction Documents):

               (A) are or become subject to a Security Interest in favour of any person other than the Issuer Security Trustee; or

               (B) are or become the subject of a sale, transfer or other disposition,

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       immediately prior to that Security Interest arising or that sale, transfer or other disposition being made.

(d) The floating charge created by this Clause may not be converted into a fixed charge solely by reason of:

       (i)     the obtaining of a moratorium; or

       (ii)    anything done with a view to obtaining a moratorium,

       under the Insolvency Act 2000.

(e) The floating charge created by this Clause is a QUALIFYING FLOATING CHARGE for the purpose of paragraph 14 of Schedule B1 to the Insolvency Act 1986.

4.     ACKNOWLEDGEMENTS AND UNDERTAKINGS

4.1    ISSUER SECURITY

(a) This Deed constitutes notice in writing to each Issuer Secured Creditor of the assignment of all of the Issuer's rights to the Issuer Charged Documents under Clause 3.2 (Contracts).

(b) By executing this Deed, each Issuer Secured Creditor acknowledges and consents to the assignment referred to in this Clause 4.1 and the other Security Interests made or granted under this Deed and confirms that as of the date of this Deed it has not received from any other person notice of any assignment or charge of any Issuer Charged Asset.

(c) Immediately upon the execution of this Deed, the Issuer will deliver a notice of assignment substantially in the form set out in Schedule 1 (Form of Notice of Charge) to each of the addressees named in the notice and will use all reasonable endeavours to procure that delivery to the Issuer Security Trustee on the date of this Deed of receipts from the addressees of that notice substantially in the form attached to the notice.

(d) Each Issuer Secured Creditor acknowledges the Issuer Security and covenants to the Issuer Security Trustee not to do anything inconsistent with the Issuer Security or knowingly to prejudice that security or any of the Issuer Charged Assets (or the Issuer Security Trustee's interest in those assets) provided that, subject to Clause 5 (Restrictions on Exercise of Certain Rights), this Deed does not limit the rights of any of the Issuer Secured Creditors under the Transaction Documents.

4.2    REGISTRATION OF ISSUER SECURITY

       Within 21 calendar days of the date of creating the Issuer Security the Issuer undertakes to file (or to procure that a filing is made) with the Registrar of Companies pursuant to the provisions of Chapter I of Part XII of the Companies Act 1985 a duly completed Form 395 in respect of itself together with the required registration fee and an executed copy of this Deed.

4.3    TRANSACTION DOCUMENTS

       Each Issuer Secured Creditor acknowledges that it is bound by, and deemed to have notice of, all of the provisions of the Transaction Documents as if it was a party to each Transaction Document.

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4.4   PAYMENTS TO THE ISSUER

       Notwithstanding the Issuer Security but subject as provided otherwise in this Deed, each of the parties acknowledges that:

       (a) each Issuer Secured Creditor and each other party to any Transaction Document may continue to make all payments becoming due to the Issuer under any Transaction Document in the manner envisaged by that document until receipt of written notice from the Issuer Security Trustee or any Receiver requiring payments to be made otherwise; and

       (b) until the Issuer Security has become enforceable, the Issuer shall be entitled to exercise its rights, powers and discretions and perform its obligations in relation to the Issuer Charged Assets and under the Transaction Documents in accordance with the terms and conditions of the Transaction Documents.

4.5    NEW ISSUER SECURED CREDITORS

       In order to become a New Issuer Secured Creditor a creditor of the Issuer must enter into an Accession Deed in the form or substantially in the form set out in Schedule [*].

5.     RESTRICTIONS ON EXERCISE OF CERTAIN RIGHTS

5.1    PAYMENTS TO ISSUER ACCOUNTS

       At all times prior to the release, re-assignment and/or discharge under Clause 18 (Release) of the Issuer Security, the Issuer will, save as otherwise provided in the Transaction Documents or unless the Issuer Security Trustee otherwise agrees in writing, procure that all amounts received by the Issuer under or in respect of the Transaction Documents will be credited to the Issuer Accounts in accordance with the terms of the Transaction Documents.

5.2    NO WITHDRAWALS FROM ISSUER ACCOUNTS

       No payment, transfer and/or withdrawal may be made from any of the Issuer Accounts other than as expressly permitted under this Deed or the Cash Management Agreement or with the prior written consent of the Issuer Security Trustee.

5.3    NO ENFORCEMENT BY ISSUER SECURED CREDITORS

(a) Except as provided below, each of the Issuer Secured Creditors (other than, in the case of paragraph (iii) below, the Note Trustee and the Issuer Security Trustee) agrees with the Issuer and the Issuer Security Trustee that:

       (i) only the Issuer Security Trustee may enforce the Issuer Security in accordance with the terms and conditions of this Deed;

       (ii) it will not take any steps or proceedings to procure the winding up, administration or liquidation of the Issuer; and

       (iii) it will not take any other steps or action against the Issuer or the Issuer Charged Assets for the purpose of recovering any of the Issuer Secured Liabilities (including by exercising any rights of set-off) or enforcing any rights arising out of the Transaction Documents against the Issuer.

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(b)    If the Note Trustee has failed to serve a Note Acceleration Notice or to give directions to the Issuer Security Trustee to enforce the Issuer Security or the Issuer Security Trustee has failed to enforce the Issuer Security, in each case, within 30 days of becoming bound under the terms of the Conditions, the Note Trust Deed or this Deed, as the case may be, so to do and that failure is continuing or if there are no Notes outstanding, then each of the Issuer Secured Creditors will be entitled to take any steps and proceedings against the Issuer for the purpose of recovering any of the Issuer Secured Liabilities or enforcing any rights arising out of the Transaction Documents as it considers necessary other than any steps or proceedings:

       (i) in respect of procuring the winding up, administration or liquidation of the Issuer; and/or

       (ii) which would result in the breach by it of Clause 6 (Payments out of the Issuer Accounts Prior to Acceleration) and/or Clause 7 (Payments out of the Issuer Accounts Upon Acceleration) and/or any term of the other Transaction Documents.

5.4    LIMITED RECOURSE

(a) Each of the Issuer Secured Creditors (except for the Noteholders ) hereby agrees that, notwithstanding any other provision of any Transaction Document, all obligations of the Issuer to each Issuer Secured Creditor (except for the Noteholders ) in respect of the Issuer Secured Liabilities owing to each Issuer Secured Creditor (except for the Noteholders) are limited in recourse as set out below:

       (i) in the event of non-payment of any sum due and payable to an Issuer Secured Creditor (except for the Noteholders), its only remedy shall be enforcement of the Issuer Security in accordance with the provisions of this Deed and the other Transaction Documents; and

       (ii) in the event that the net proceeds of enforcing and (as fully as practicable and over whatever time period the Issuer Security Trustee considers reasonably necessary) realising all the Issuer Security are (after application of the proceeds in accordance with the provisions of this Deed) insufficient to discharge in full the amount of any Issuer Secured Liability owed to an Issuer Secured Creditor (except for the Noteholders ), the Issuer's obligation in respect of the unpaid amount shall be automatically extinguished and such Issuer Secured Creditor shall have no further claim against the Issuer in respect of such unpaid amount.

(b) The provisions of this Clause 5.4 shall survive the termination of this Deed.

5.5    AMOUNTS RECEIVED BY ISSUER SECURED CREDITORS

       Each Issuer Secured Creditor agrees that if any amount is received by it (including by way of set?off) in respect of any Issuer Secured Liability owed to it other than in accordance with the provisions of this Deed, then an amount equal to the difference between the amount so received by it and the amount that it would have received had it been paid in accordance with the provisions of this Deed shall be received and held by it as trustee for the Issuer Security Trustee and shall be paid over to the Issuer Security Trustee immediately upon receipt so that such amount can be applied in accordance with the provisions of this Deed.

6.     PAYMENTS OUT OF THE ISSUER ACCOUNTS PRIOR TO ACCELERATION

6.1    APPLICATION

       No payment, transfer and/or withdrawal may be made from any of the Issuer Accounts:

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       (a)     at any time upon and after enforcement of the Issuer Security without the prior written consent of the Issuer Security Trustee; and/or

       (b) under this Clause at any time upon and after a Note Acceleration Notice has been served.

6.2 PRIORITY OF PAYMENTS FOR ISSUER REVENUE RECEIPTS - PRIOR TO ENFORCEMENT AND ACCELERATION

       Notwithstanding the Issuer Security but subject to Clause 6.1 (Application) and Clause 6.2 (Priority of payments of Issuer Principal Receipts - prior to enforcement and acceleration), the Issuer Cash Manager, on behalf of the Issuer and the Issuer Security Trustee or its appointee, will withdraw funds standing to the credit of the Issuer Transaction Account on each Interest Payment Date (or on another date in respect of certain payments identified therein made to satisfy certain liabilities of the type described therein below if those payments are due on that other date) to be applied in accordance with the terms and conditions of the Issuer Cash Management Agreement in the order of priority (in each case, only to the extent that payments of a higher order of priority have been made in full) as set out in paragraph 3 of
       Schedule 2 of the Issuer Cash Management Agreement provided that any amounts raised by the Issuer by way of an issuance of Further Notes, Replacement Notes or New Notes and standing to the credit of the Issuer Transaction Account will not be applied by the Issuer in accordance with such priority and such amounts will be advanced on any day by the Issuer to the Borrower as a Further Term Loan, Replacement Term Loan and/or a New Term Loan (as the case may be).

6.3 PRIORITY OF PAYMENTS OF ISSUER PRINCIPAL RECEIPTS - PRIOR TO ENFORCEMENT AND ACCELERATION

       Notwithstanding the Issuer Security but subject to Clause 6.1 (Application) and Clause 6.5 (Priority of Payments - upon Enforcement but Prior to Acceleration), the Issuer Cash Manager, on behalf of the Issuer and the Issuer Security Trustee or its appointee, will withdraw funds standing to the credit of the Issuer Transaction Account on each Interest Payment Date to be applied in accordance with the terms and conditions of the Issuer Cash Management Agreement in the order of priority (in each case, only to the extent that payments of a higher order of priority have been made in full) provided that any amounts raised by the Issuer by way of an issuance of Further Notes, Replacement Notes or New Notes and standing to the credit of the Issuer Transaction Account will not be applied by the Issuer in accordance with such priority and such amounts will be advanced on any day by the Issuer to the Borrower as a Further Term Loan, Replacement Term Loan and/or a New Term Loan (as the case may be) as set out in paragraph [*] of Schedule 2 of the Issuer Cash Management Agreement.

6.4 PAYMENT OF ISSUER REVENUE RECEIPTS AFTER SERVICE OF AN ISSUER NOTE ACCELERATION NOTICE BUT PRIOR TO THE SERVICE OF AN INTERCOMPANY LOAN ACCELERATION NOTICE

       From and including the time when an Issuer Note Acceleration Notice has been served on the Issuer but prior to the service of an Intercompany Loan Acceleration Notice, all Issuer Revenue Receipts received or recovered by the Issuer Security Trustee or any Receiver for the benefit of the Issuer Secured Creditors in respect of the Issuer Secured Obligations shall be held by the Issuer Security Trustee or any Receiver, as the case may be, on trust to be applied in accordance with Clause 6.2 (Priority of Payments for Issuer Revenue Receipts - prior to enforcement and acceleration) but as if:

       (a) each of the references in the Issuer Cash Management Agreement to the Issuer Pre-Enforcement Revenue Priority of Payments to the Issuer Security Trustee included a reference to any Receiver appointed by the Issuer Security Trustee;

       (b) any reference in the Issuer Cash Management Agreement to the Issuer Pre-Enforcement Revenue Priority of Payments to an amount payable by the Issuer which is not a Issuer Secured Obligation were deleted; and

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       (c)     Clause 6.2 (Priority of Payments for Issuer Revenue Receipts -
               prior to enforcement and acceleration) and the Issuer Pre-Enforcement Revenue Priority of Payments were expressed to be subject to the provisions of Clause 6.6 (Enforcement When Not All Amounts Due and Payable).

6.5    AUTHORISED INVESTMENTS

(a) Notwithstanding the Issuer Security but subject to Clause 6.1 (Application), the Issuer Cash Manager, on behalf of the Issuer and the Issuer Security Trustee or its appointee, may withdraw amounts standing to the credit of the Issuer Accounts from time to time for the purpose of acquiring Authorised Investments in accordance with the terms of the Issuer Bank Agreement and the Issuer Cash Management Agreement. All amounts received in respect of any Authorised Investments (including any amounts received as a result of a disposal under paragraph (b) below) will be deposited into the Issuer Account.

(b) Notwithstanding the Issuer Security, the Issuer Cash Manager, on behalf of the Issuer and the Issuer Security Trustee or its appointee, may sell or redeem or otherwise dispose of any Authorised Investments on any day prior to the enforcement of the Issuer Security subject to the terms and conditions of this Deed and the Issuer Cash Management Agreement.

6.6    ENFORCEMENT WHEN NOT ALL AMOUNTS DUE AND PAYABLE

       If the Issuer Security Trustee enforces the Issuer Security at a time when either no amounts or not all amounts owing in respect of the Issuer Secured Obligations have become due and payable, the Issuer Security Trustee (or a Receiver) may, for so long as no such amounts or not all such amounts have become due and payable, pay any monies referred to in Clause 6 (Payments out of the Issuer Accounts Prior to Acceleration) into, and retain such monies in, an interest-bearing account (a RETENTION ACCOUNT) to be held by it as security and applied by it in accordance with Clause 6 (Payments out of the Issuer Accounts Prior to Acceleration) as and when any of the amounts referred to therein become due and payable.

7.     PAYMENTS OUT OF THE ISSUER ACCOUNTS UPON ACCELERATION

7.1 PRIORITY OF PAYMENTS OF ISSUER REVENUE RECEIPTS - AFTER NOTE ACCELERATION BUT BEFORE INTERCOMPANY LOAN ACCELERATION

       All moneys received or recovered by the Issuer Security Trustee or any Receiver in respect of the Issuer Revenue Receipts following service of a Note Acceleration Notice but before the service of an Intercompany Loan Acceleration Notice will be held by it on trust to be applied by the Issuer Security Trustee in the same order of priority as set out in the Issuer Pre-enforcement Revenue Priority of Payment except that:

       (a) in addition to the amounts due to the Security Trustee under item (a) of the Issuer Pre-enforcement Revenue Priority of Payments, Issuer Revenue Receipts will be applied to pay amounts due to any Receiver appointed by the Issuer Security Trustee together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due to the Receiver during the following interest period; and

       (b) the Issuer Security Trustee will not be required to pay amounts due to any entity which is not an Issuer Secured Creditor.

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7.2    PRIORITY OF PAYMENTS OF ISSUER PRINCIPAL RECEIPTS - AFTER NOTE
       ACCELERATION BUT BEFORE INTERCOMPANY LOAN ACCELERATION

       Following the service of a Note Acceleration Notice but prior to the service of an Intercompany Loan Acceleration Notice on Funding 1, the Issuer Security Trustee (or Receiver appointed on its behalf) will apply Issuer Principal Receipts on each Monthly Payment Date to repay the Notes in the following manner (the ISSUER POST-ENFORCEMENT PRINCIPAL PRIORITY OF PAYMENTS):

       (a) the Class A Notes: from principal amounts received by the Issuer from Funding 1 in respect of each AAA Loan Tranche (and in respect of (ii) below, the principal amounts received (if any) from the Issuer Swap Providers under the relevant Issuer Swap Agreements in respect of the related Series and Class of Notes):

               (i) to pay amounts due and payable (in respect of principal) on such monthly payment date to the relevant Issuer Swap Providers in respect of the related Series and Class of Class A Notes in accordance with the terms of the relevant Issuer Swap Agreements; and

               (ii) to pay amounts due and payable in respect of principal (if any) on such Monthly Payment Date on the related Series and Class of Class A Notes;

       (b) the Class B Notes: from principal amounts received by the Issuer from Funding 1 in respect of each AA Loan Tranche (and in respect of (ii) below, the principal amounts received (if any) from the Issuer Swap Providers under the relevant Issuer Swap Agreements in respect of the related Series and Class of Notes):

               (i) to pay amounts due and payable (in respect of principal) on such Monthly Payment Date to the relevant Issuer Swap Providers in respect of the related Series and Class of Class B notes in accordance with the terms of the relevant Issuer Swap Agreements; and

               (ii) to pay amounts due and payable in respect of principal (if any) on such Monthly Payment Date on the related Series and Class of Class B Notes;

       (c) the Class M Notes: from principal amounts received by the Issuer from Funding 1 in respect of each A Loan Tranche (and in respect of (ii) below, the principal amounts received (if any) from the Issuer Swap Providers under the relevant Issuer Swap Agreements in respect of the related Series and Class of Notes):

               (i) to pay amounts due and payable (in respect of principal) on such Monthly Payment Date to the relevant Issuer Swap Providers in respect of the related Series and Class of Class M Notes in accordance with the terms of the relevant Issuer Swap Agreements; and

               (ii) to pay amounts due and payable in respect of principal (if any) on such Monthly Payment Date on the related Series and Class of Class M Notes;

       (d) the Class C Notes: from principal amounts received by the Issuer from Funding 1 in respect of each BBB Loan Tranche (and in respect of (ii) below, the principal amounts received (if any) from the Issuer Swap Providers under the relevant Issuer Swap Agreements in respect of the related Series and Class of Notes):

               (i) to pay amounts due and payable (in respect of principal) on such Monthly Payment Date to the relevant Issuer Swap Providers in respect of the related Series and Class

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

                       of Class C Notes in accordance with the terms of the relevant Issuer Swap Agreements; and

               (ii) to pay amounts due and payable in respect of principal (if any) on such Monthly Payment Date on the related Series and Class of Class C Notes;

       (e) the Class D Notes: from principal amounts received by the Issuer from Funding 1 in respect of each BB Loan Tranche (and in respect of (ii) below, the principal amounts received (if any) from the Issuer Swap Providers under the relevant Issuer Swap Agreements in respect of the related Series and Class of Notes):

               (i) to pay amounts due and payable (in respect of principal) on such Monthly Payment Date to the relevant Issuer Swap Providers in respect of the related Series and Class of Class D Notes in accordance with the terms of the relevant Issuer Swap Agreements; and

               (ii) to pay amounts due and payable in respect of principal (if any) on such Monthly Payment Date on the related Series and Class of Class D Notes;

       The amounts standing to the credit of any sub-ledger of the issuer principal ledger (in respect of a series and class of notes) may only be applied by the Issuer Cash Manager to pay the principal amounts due (if any) in respect of such series and class of notes under the issuer post-enforcement principal priority of payments.

7.3 PRIORITY OF PAYMENTS OF ISSUER PRINCIPAL RECEIPTS AND ISSUER REVENUE RECEIPTS - AFTER NOTE ACCELERATION AND INTERCOMPANY LOAN ACCELERATION

(a) Following the service of a Note Acceleration Notice on the Issuer and the service of an Intercompany Loan Acceleration Notice on Funding 1 (known as the ISSUER POST-ENFORCEMENT PRIORITY OF PAYMENTS), of amounts received or recovered by the Issuer Security Trustee (or a receiver appointed on its behalf shall be applied in accordance with the order of priorities set out in paragraph (b) below).

(b) The Issuer Security Trustee will on each Monthly Payment Date, apply amounts (other than amounts representing (i) any Excess Swap Collateral which shall be returned directly to the relevant Issuer Swap Provider and (ii) in respect of each Issuer Swap Provider, prior to the designation of an Early Termination Date under the relevant Issuer Swap Agreement and the resulting application of the collateral by way of netting or set-off, an amount equal to the value of all collateral (other than Excess Swap Collateral) provided by such Issuer Swap Provider to the Issuing Entity pursuant to the relevant Issuer Swap Agreement (and any interest or distributions in respect thereof)) received or recovered following enforcement of the Issuer Charged Assets as follows:

       (i) without priority among them but in proportion to the respective amounts due, to pay amounts due to:

               (A) the Issuer Security Trustee and any Receiver appointed by the Issuer Security Trustee together with interest and any amount in respect of VAT on those amounts and any amounts then due or to become due to the Issuer Security Trustee and the Receiver under the provisions of this Deed;

               (B) the Note Trustee together with interest and any amount in respect of VAT on those amounts and any amounts then due or to become due and payable to the Note Trustee under the provisions of the Trust Deed; and

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

               (C) the Agent Bank, the Paying Agents, the Registrar and the Transfer Agent together with interest and any amount in respect of VAT on those amounts and any costs, charges, liabilities and expenses then due or to become due and payable to them under the provisions of the Paying Agent and Agent Bank Agreement;

       (ii) without priority among them but in proportion to the respective amounts due, towards payment of amounts (together with any amount in respect of VAT on those amounts) due and payable to the Issuer Cash Manager under the Issuer Cash Management Agreement and to the Issuer Corporate Services Provider under the Issuer Corporate Services Agreement and to the Issuer Account Bank;

       (iii) subject to item (iv) below, without priority among them but in proportion to the respective amounts due, to pay amounts due to the Issuer Swap Providers for each Series of Class A Notes (excluding any termination payment);

       (iv) without priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable Series of Class A Notes and to pay any Swap Termination Payment due to the Issuer Swap Provider for each Series of Class A Notes (but excluding any Issuer Swap Excluded Termination Amount) provided that if the amounts available for distribution under this item (iv) (on the assumption that no amounts are due and payable under item (iii) and no amounts are received from any Issuer Swap Provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (iv), the shortfall will be divided amongst all such amounts on a pro rata basis and the amount payable by the Issuer to the Issuer Swap Provider in respect of any Series of Class A Notes under item (iii) above will be reduced by the amount of the shortfall applicable to that Series of Class A Notes;

       (v) subject to item (vi) below, without priority among them but in proportion to the respective amounts due, to pay amounts due to the Issuer Swap Providers for each Series of Class B Notes (excluding any termination payment);

       (vi) without priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable Series of Class B Notes and to pay any Swap Termination Payment due to the Issuer Swap Provider for each Series of Class B Notes (but excluding any Issuer Swap Excluded Termination Amount) provided that if the amounts available for distribution under this item (vi) (on the assumption that no amounts are due and payable under item (v) and no amounts are received from any Issuer Swap Provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (vi), the shortfall will be divided amongst all such amounts on a pro rata basis and the amount payable by the Issuer to the Issuer Swap Provider in respect of any Series of Class B Notes under item (v) above will be reduced by the amount of the shortfall applicable to that Series of Class B Notes;

       (vii) subject to item (vii) below, without priority among them but in proportion to the respective amounts due, to pay amounts due to the Issuer Swap Providers for each Series of Class M Notes (excluding any termination payment);

       (viii) without priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable Series of Class M Notes and to pay any Swap Termination Payment due to the Issuer Swap Provider for each Series of Class M Notes (but excluding any Issuer Swap Excluded Termination Amount) provided that if the amounts available for distribution under this item (viii) (on the assumption that no amounts are due and payable under item (vii) above and no amounts are received from any

               Issuer Swap Provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item
               (viii), the shortfall will be divided amongst all such amounts on a pro rata basis and the amount payable by the Issuer to the Issuer Swap Provider in respect of any Series of Class M Notes under item (vii) above above will be reduced by the amount of the shortfall applicable to that Series of Class M Notes;

       (ix) subject to item (x) below, without priority among them but in proportion to the respective amounts due, to pay amounts due to the Issuer Swap Providers for each Series of Class C Notes (excluding any termination payment);

       (x) without priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable Series of Class C Notes and to pay any Swap Termination Payment due to the Issuer Swap Provider for each Series of Class C Notes (but excluding any Issuer Swap Excluded Termination Amount) provided that if the amounts available for distribution under this item (x) (on the assumption that no amounts are due and payable under item (ix) and no amounts are received from any Issuer Swap Provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (x), the shortfall will be divided amongst all such amounts on a pro rata basis and the amount payable by the Issuer to the Issuer Swap Provider in respect of any Series of Class C Notes under item (ix) above will be reduced by the amount of the shortfall applicable to that Series of Class C Notes;

       (xi) subject to item (xii) below, without priority among them but in proportion to the respective amounts due, to pay amounts due to the Issuer Swap Providers for each Series of Class D Notes (excluding any termination payment);

       (xii) without priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable Series of Class D Notes and to pay any Swap Termination Payment due to the Issuer Swap Provider for each Series of Class D Notes (but excluding any Issuer Swap Excluded Termination Amount) provided that if the amounts available for distribution under this item (xii) (on the assumption that no amounts are due and payable under item (xi) and no amounts are received from any Issuer Swap Provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (xii), the shortfall will be divided amongst all such amounts on a pro rata basis and the amount payable by the Issuer to the Issuer Swap Provider in respect of any Series of Class D Notes under item (xi) above will be reduced by the amount of the shortfall applicable to that Series of Class D Notes;

       (xiii) without priority among them but in proportion to the respective amounts due, to pay any Issuer Swap Excluded Termination Amount to the Issuer Swap Providers; and

       (xiv)   the balance to the Issuer.

       Notwithstanding the above, amounts standing to the credit of any Sub-ledger to the Issuer Revenue Ledger and/or the Issuer Principal Ledger (in respect of a Series and Class of Notes) may only be applied by the Issuer Security Trustee to pay the interest, principal and other amounts due in respect of such Series and Class of Notes or any shortfall in the amounts available to pay items (i) to (ii) under the Issuer Post-enforcement Priority of Payments and may not be applied in payment of interest, principal and other amounts due in respect of any other Series and Class of Notes.

8.    ENFORCEMENT BY THE ISSUER SECURITY TRUSTEE

8.1   MANDATORY ENFORCEMENT

(a) Subject to Clause 8.2 (Administrative receiver), the Issuer Security Trustee will not, and will not be bound to, take any steps, institute any proceedings, exercise its rights and/or to take any other action under or in connection with any of the Transaction Documents (including, without limitation, enforcing the Issuer Security) unless the Issuer Security
      Trustee:

       (i) has been indemnified and/or secured to its satisfaction against all Liabilities to which is may render itself liable or which it may incur by so doing and, for this purpose, the Issuer Security Trustee may demand, prior to taking any such action, that there be paid to it in advance such sums as it considers (without prejudice to any further demand) shall be sufficient so to indemnify it; and

       (ii)    is directed to do so by:

               (A)     the Note Trustee; or

               (B) if there are no Notes outstanding, all of the other Issuer Secured Creditors,

       (in each case, the INSTRUCTING PARTY), in which case the Issuer Security Trustee will be bound to take such action in the manner instructed by the Instructing Party, provided that the Issuer Security Trustee may at all times, whether or not so instructed, take such action in respect of any right, power or discretion which is personal to the Issuer Security Trustee or is to preserve or protect the Issuer Security Trustee's position or is of a purely administrative nature.

(b) The Issuer Security Trustee shall not be liable to any Issuer Secured Creditor for any action it may take in accordance with any instructions received pursuant to paragraph (a) above. The Issuer Security Trustee shall be entitled to seek clarification from the relevant Instructing Party with regard to such instructions and may in its discretion elect not to act pending receipt of such clarification to its satisfaction from such relevant Instructing Party.

(c) Upon being directed by the Note Trustee to enforce the Issuer Security in accordance with paragraph (a)(i) above, the Issuer Security Trustee will notify the Issuer and the Issuer Secured Creditors of such direction.

8.2    ADMINISTRATIVE RECEIVER

(a) Notwithstanding any term of this Deed, subject to paragraph (b) below, the Issuer Security Trustee must enforce the Issuer Security by appointing an administrative receiver in respect of the Issuer if it has actual notice of:

       (i) an application for the appointment of an administrator in respect of the Issuer; or

       (ii) the giving of a notice of intention to appoint an administrator in respect of the Issuer.

       and that appointment shall take effect not later than the final day by which it must take effect in order to prevent an administration proceeding.

(b) The Issuer Security Trustee is not liable for any failure to appoint an administrative receiver in respect of the Issuer, save in the case of its own gross negligence, wilful default or fraud and, for the avoidance of doubt:

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

       (i) nothing in this Clause 8.2 (Administrative receiver) shall construed so as to impose on the Issuer Security Trustee any obligation to indemnify any administrative receiver appointed by it pursuant to this Clause 8.2 (Administrative receiver) except to the extent of (and from) the cash and assets comprising the Issuer Security held by the Issuer Security Trustee at such time; and

       (ii) the Issuer Security Trustee shall have no liability if, having used its reasonable endeavours, it is unable to find a person who is willing to be appointed as an administrative receiver on the terms as to indemnification referred to in paragraph (b)(i) above.

(c) The Issuer Security Trustee shall not be liable to any Issuer Secured Creditor for any action it may take in accordance with paragraph (a) above.

(d) The Issuer hereby waives any claims against the Issuer Security Trustee in respect of any appointment made pursuant to this Clause 8.2.

9.     ENFORCEMENT OF ISSUER SECURITY

9.1    GENERAL

(a) For the purposes of all powers implied by statute, the Issuer Secured Liabilities are deemed to have become due and payable on the date of this Deed.

(b) Section 103 of the 1925 Act (restricting the power of sale) and Section 93 of the 1925 Act (restricting the right of consolidation) do not apply to the Security Interests comprised in the Issuer Security.

9.2    NOTE EVENT OF DEFAULT

       The Issuer Security will become immediately enforceable upon the occurrence of a Note Event of Default or, if there are no Notes outstanding, upon failure by the Issuer to pay any other Issuer Secured Liability on its due date (subject to any applicable grace period).

9.3    PRIVILEGES

       The Issuer Security Trustee and each Receiver is entitled to all the rights, powers, privileges and immunities conferred by the 1925 Act on mortgagees and receivers duly appointed under the 1925 Act, except that
       Section 103 of the 1925 Act does not apply.

9.4    POWER OF SALE

       The power of sale and other powers conferred by Section 101 of the 1925 Act, as extended and varied by this Deed, will be immediately exercisable at any time after the Issuer Security has become enforceable.

9.5    EXTENSION OF THE 1925 ACT

(a) The statutory powers of leasing conferred on the Issuer Security Trustee are extended so as to authorise the Issuer Security Trustee to lease, make agreements for leases, accept surrenders of leases and grant options as the Issuer Security Trustee may think fit and without the need to comply with any provision of Section 99 or 100 of the 1925 Act.

(b) The statutory powers of sale and the other powers conferred on the Issuer Security Trustee by Section 101(1) and (2) of the 1925 Act are extended so as to authorise the Issuer Security Trustee

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

       (upon such terms as the Issuer Security Trustee may think fit and in accordance with the terms of this Deed) to:

       (i) make demand in the name of the other Issuer Secured Creditors or in its own right for any moneys and liabilities in respect of the Issuer Charged Assets; and

       (ii) do all or any of the things or exercise all or any of the powers referred to in Clause 11 (Powers of Receiver) as if each of them was expressly conferred on the Issuer Security Trustee by this Deed.

9.6    MORTGAGEE IN POSSESSION

(a) Neither the Issuer Security Trustee nor any Receiver will be liable, by reason of the Issuer Security or entering into possession of an Issuer Charged Asset, to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

(b) Each of the Issuer Security Trustee, the other Issuer Secured Creditors and any Receiver will not take any action (other than, in the case of the other Issuer Secured Creditors, with the Issuer Security Trustee's prior written consent) which would be likely to lead to the Issuer Security Trustee or the other Issuer Secured Creditors becoming a mortgagee in possession in respect of any Issuer Charged Asset.

9.7    PROTECTION OF THIRD PARTIES

       No person (including a purchaser) dealing with the Issuer Security Trustee or any Receiver or its or his agents will be concerned to enquire:

       (a) whether the Issuer Secured Liabilities remain outstanding or have become payable;

       (b) whether any power which the Issuer Security Trustee or that Receiver is purporting to exercise has become exercisable or is being properly exercised; or

       (c) how any money paid to the Issuer Security Trustee or to that Receiver is to be applied,

       and the protections afforded to purchasers from a mortgagee by Section 104 and 107 of the 1925 Act and to persons dealing with an administrative receiver by Section 42(3) of the Insolvency Act 1986 will apply.

9.8    CONTINGENCIES

       If the Issuer Security is enforced at a time when no amount is due in respect of the Issuer Secured Liabilities or any of the Issuer Secured Liabilities are contingent or future, the Issuer Security Trustee or any Receiver may pay the proceeds of any recoveries effected by it into any interest?bearing account to be held by it as security and applied in accordance with the terms and conditions of this Deed and the Issuer Cash Management Agreement.

10.    RECEIVER

10.1   APPOINTMENT OF RECEIVER

(a) Except as provided below, the Issuer Security Trustee may appoint any one or more persons to be a Receiver of all or any part of the Issuer Charged Assets if the Issuer Security has become enforceable.

(b) Any appointment under paragraph (a) above may be by deed, under seal or in writing under its hand.

(c) Except as provided below, any restriction imposed by law on the right of a mortgagee to appoint a Receiver (including under section 109(1) of the 1925 Act) does not apply to this Deed.

(d) The Issuer Security Trustee is not entitled to appoint a Receiver solely as a result of:

       (i)     the obtaining of a moratorium; or

       (ii)    anything done with a view to obtaining a moratorium,

       under the Insolvency Act 2000.

10.2   REMOVAL

       The Issuer Security Trustee may by writing under its hand (subject to any requirement for an order of the court in the case of an administrative receiver) remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated. The Issuer Security Trustee may apply to the court for an order removing an administrative receiver.

10.3   REMUNERATION

       The Issuer Security Trustee may fix the remuneration of any Receiver appointed by it and the maximum rate specified in Section 109(6) of the 1925 Act will not apply. The Issuer will pay the remuneration of any Receiver in accordance with the terms and in the manner agreed from time to time between the relevant Receiver and the Issuer Security Trustee, subject to the terms and conditions of this Deed.

10.4   AGENT OF THE ISSUER

(a) A Receiver will be deemed to be the agent of the Issuer for all purposes and accordingly will be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the 1925 Act. The Issuer alone is responsible for the contracts, engagements, acts, omissions, defaults and losses of a Receiver and for liabilities incurred by a Receiver.

(b) If a liquidator of the Issuer is appointed, the Receiver will act as principal and not as agent of the Issuer Security Trustee.

(c) The Issuer Security Trustee will not incur any liability (either to the Issuer or to any other person) by reason of the appointment of a Receiver.

10.5   RELATIONSHIP WITH ISSUER SECURITY TRUSTEE

       To the fullest extent allowed by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) or by law on a Receiver may after the Issuer Security becomes enforceable be exercised by the Issuer Security Trustee in relation to any Issuer Charged Asset without first appointing a Receiver and notwithstanding the appointment of a Receiver.

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11.   POWERS OF RECEIVER

11.1  GENERAL

(a) A Receiver has all of the rights, powers and discretions set out below in this Clause in addition to those conferred on it by any law; this includes:

       (i) in the case of an administrative receiver, all the rights, powers and discretions conferred on an administrative receiver under the Insolvency Act 1986; and

       (ii) otherwise, all the rights, powers and discretions conferred on a receiver (or a receiver and manager) under the 1925 Act and the Insolvency Act 1986.

(b) If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receiver.

11.2   POSSESSION

       A Receiver may take immediate possession of, get in and collect any Issuer Charged Asset.

11.3   CARRY ON BUSINESS

       A Receiver may carry on any business of the Issuer in any manner he thinks fit.

11.4   EMPLOYEES

(a) A Receiver may appoint and discharge managers, officers, agents, accountants, servants, workmen and others for the purposes of this Deed upon such terms as to remuneration or otherwise as he thinks fit.

(b)    A Receiver may discharge any person appointed by the Issuer.

11.5   BORROW MONEY

       A Receiver may raise and borrow money either unsecured or on the security of any Issuer Charged Asset either in priority to the Issuer Security or otherwise and generally on any terms and for whatever purpose which he thinks fit.

11.6   SALE OF ASSETS

(a) A Receiver may sell, exchange, convert into money and realise any Issuer Charged Asset by public auction or private contract and generally in any manner and on any terms which he thinks fit.

(b) The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which he thinks fit.

(c) Fixtures, other than landlord's fixtures, may be severed and sold separately from the property containing them without the consent of the Issuer.

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11.7   LEASES

       A Receiver may let any Issuer Charged Asset for any term and at any rent (with or without a premium) which he thinks fit and may accept a surrender of any lease or tenancy of any Issuer Charged Asset on any terms which he thinks fit (including the payment of money to a lessee or tenant on a surrender).

11.8   COMPROMISE

       A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claim, account, dispute, question or demand with or by any person who is or claims to be a creditor of the Issuer or relating in any way to any Issuer Charged Asset, provided that, any such claim has priority to or ranks pari passu with this Deed.

11.9   LEGAL ACTIONS

       A Receiver may bring, prosecute, enforce, defend and abandon any action, suit or proceedings in relation to any Issuer Charged Asset which he thinks fit.

11.10  RECEIPTS

       A Receiver may give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Issuer Charged Asset.

11.11  SUBSIDIARIES

       A Receiver may form a Subsidiary of the Issuer and transfer to that Subsidiary any Issuer Charged Asset.

11.12  DELEGATION

       A Receiver may delegate his powers in accordance with this Deed.

11.13  LENDING

       A Receiver may lend money or advance credit to any customer of the Issuer.

11.14  PROTECTION OF ASSETS

       A Receiver may:

       (a) effect any repair or insurance and do any other act which the Issuer might do in the ordinary conduct of its business to protect or improve any Issuer Charged Asset;

       (b)     commence and/or complete any building operation; and

       (c) apply for and maintain any planning permission, building regulation approval or any other authorisation,

       in each case as he thinks fit.

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11.15  UNCALLED CAPITAL

       A Receiver may call up or require the directors of the Issuer to call up any uncalled capital of the Issuer.

11.16  PAYMENT OF EXPENSES

       A Receiver may pay and discharge, out of the profits and income of the Issuer Charged Assets and any moneys made by it in carrying on the business of the Issuer, the expenses incurred by it in connection with the carrying on and management of that business or in the exercise of any of the powers conferred by this Clause or otherwise in respect of the Issuer Charged Assets and all other expenses which it shall think fit to pay and will apply the residue of those profits and income in accordance with the terms and conditions of this Deed.

11.17  OTHER POWERS

       A Receiver may:

       (a) do all other acts and things which he may consider desirable or necessary for realising any Issuer Charged Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed or law;

       (b) exercise in relation to any Issuer Charged Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of that Issuer Charged Asset; and

       (c)     use the name of the Issuer for any of the above purposes.

12.    MODIFICATION, AUTHORISATION, WAIVER, AND CONSENT

12.1   MODIFICATION

       The Issuer Security Trustee shall concur (or direct the Funding 1 Security Trustee to concur) with the Issuer or any other person in making any modification to any Transaction Document only if so directed by the Note Trustee so long as there are any Notes outstanding.

12.2   AUTHORISATION OR WAIVER

       The Issuer Security Trustee shall waive or authorise (or direct the Funding 1 Security Trustee to waive or authorise) (without prejudice to its rights in respect of any further or other breach) any breach or proposed breach by the Issuer or any other person of any of the covenants or provisions of any Transaction Document only if so directed by the Note Trustee so long as there are any Notes outstanding.

12.3   REQUESTS FOR CONSENT OR APPROVAL

       If a request is made to the Issuer Security Trustee by the Issuer or any other person to give its consent or approval to any event, matter or thing, then:

       (a) if any Transaction Document specifies that the Issuer Security Trustee is required to give its consent or approval to that event, matter or thing if certain specified conditions are satisfied in relation to that event, matter or thing, then the Issuer Security Trustee will give its consent or approval to that event, matter or thing upon being satisfied that those specified conditions have been satisfied; and

       (b) in any other case, the Issuer Security Trustee shall give its consent or approval to that event, matter or thing only if so directed by the Note Trustee so long as there are any Notes outstanding.

12.4   BINDING ON ISSUER SECURED CREDITORS

       Any modification, authorisation, waiver, consent or approval provided under this Clause will be binding on all of the Issuer Secured Creditors.

12.5   ADDITIONAL TERMS AND CONDITIONS

       Any modification, authorisation, waiver, consent or approval provided under this Clause may be made or given on such terms and subject to such conditions (if any) as the Note Trustee may direct so long as there are any Notes outstanding.

12.6   NOTICE TO ISSUER SECURED CREDITORS

       If required by the Issuer Security Trustee, the Issuer will as soon as practicable notify:

       (a)     the Noteholders in accordance with the Conditions; and

       (b) each of the other Issuer Secured Creditors in accordance with this Deed,

       in each case, of any modification, authorisation or waiver made under this Clause.

13.    ADDITIONAL PROVISIONS REGARDING THE ISSUER SECURITY TRUSTEE

13.1   INCORPORATION OF NOTE TRUST DEED PROVISIONS

(a) Without prejudice to the other provisions of this Deed and except as set out below, the following Clauses of the Note Trust Deed are incorporated in and will apply, mutatis mutandis, to this Deed (and for that purpose references in that Clause to "these presents" or to "this Deed" will be construed as references to this Issuer Deed of Charge and references in that Clause to "the Note Trustee" will be construed as references to the Issuer Security Trustee):

       (i)     Clause 13 (Investment by Note Trustee);

       (ii)    Clause 16 (Remuneration and indemnification of the Note
               Trustee);

       (iii)   Clause 17 (Supplement to Trustee Acts);

       (iv)    Clause 18 (Note Trustee's liability);

       (v)     Clause 19 (Note Trustee contracting with Issuer and others);

       (vi)    Clause 27 (New Trustee);

       (vii)   Clause 29 (Note Trustee's retirement and removal); and

       (viii)  Clause 30 (Note Trustee's powers to be additional).

(b) Clause 16 (Remuneration and indemnification of the Note Trustee) of the Note Trust Deed will be amended so that:

       (i) the last sentence of clause 16.1(a) is deleted and replaced by the following:

               "Such remuneration shall accrue from day to day and be payable up to and including the date when the Issuer Security Period has expired and the Issuer Security Trustee has released, reassigned and/or discharged the Issuer Charged Assets from the Issuer Security as provided under this Deed."; and

       (ii) each of the references to the Issuer Security Trustee in clauses 16.5, 16.6 and 16.7 include a reference to any Receiver appointed by the Issuer Security Trustee.

(c) The following words shall be added to the end of clause 17(w)(ii) before the final full stop:

       ", provided that if the Issuer Security Trustee is required to appoint an administrative receiver pursuant to clause 8.2 (Administrative receiver) of the Issuer Deed of Charge, the Issuer Security Trustee agrees that it is adequately indemnified and secured in respect of such appointment by virtue of its rights against the Issuer under the Issuer Deed of Charge and the security that it has in respect of such rights."

13.2   NO TRANSFER OF OBLIGATIONS

       Notwithstanding anything else in this Deed, the Issuer Security Trustee does not assume and will not be obliged to perform any obligations of any other Party.

13.3   NO OBLIGATION TO INSURE

       The Issuer Security Trustee shall not be under any obligation to insure in respect of any of the Issuer Charged Assets or to require any other person to maintain any such insurance.

14.    ISSUER POWER OF ATTORNEY

       The Issuer, by way of security, irrevocably and severally appoints the Issuer Security Trustee, each Receiver and any of its delegates or sub-delegates to be its attorney to take any action which the Issuer is obliged to take under this Deed. The Issuer ratifies and confirms whatever any attorney does or purports to do under its appointment under this Clause.

15.    FURTHER ASSURANCES

       The Issuer must, at its own expense, take whatever action the Issuer Security Trustee or a Receiver may require for:

       (a) creating, perfecting or protecting any security intended to be created by this Deed; or

       (b) facilitating the realisation of any Issuer Charged Asset, or the exercise of any right, power or discretion exercisable, by the Issuer Security Trustee or any Receiver or any of its delegates or sub-delegates in respect of any Issuer Charged Asset.

       This includes:

       (i) the execution of any transfer, conveyance, assignment or assurance of any property, whether to the Issuer Security Trustee or to its nominee; or

       (ii) the giving of any notice, order or direction and the making of any registration,

       which, in any such case, the Issuer Security Trustee may think expedient.

16.    ADDITIONAL PROVISIONS RELATING TO THE ISSUER SECURITY

16.1   CONTINUING SECURITY

       The Issuer Security will remain in force as continuing security for the Issuer Secured Liabilities notwithstanding any settlement of account or the existence at any time of a credit balance on any Issuer Account or other account or any other act, event or matter.

16.2   NO MERGER

       The Issuer Security is in addition to, and will not be merged in, or in any way exclude or prejudice any other Security Interest or other right which the Issuer Security Trustee or any other Issuer Secured Creditor may now or at any time have (or would apart from the Issuer Security have) as regards the Issuer or any other person in respect of the Issuer Secured Liabilities.

16.3   AVOIDANCE OF SECURITY OR PAYMENT

(a) If an amount paid to the Issuer Security Trustee, the Noteholders or any of the other Issuer Secured Creditors under a Transaction Document is capable of being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency or liquidation for the time being in force or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Deed.

(b) Any settlement, discharge or release between the Issuer and the Issuer Security Trustee (or any Receiver) will be conditional upon no security or payment granted or made to the Issuer Security Trustee (or any Receiver, as the case may be) by the Issuer or any other person being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency or liquidation for the time being in force.

(c) If any security or payment is avoided or reduced in the circumstances described in paragraph (a) above, then the Issuer Security Trustee (or any Receiver, as the case may be) will be entitled to recover the value or amount of such security or payment from the Issuer as if the relevant settlement, discharge or release had not occurred.

16.4   RETENTION OF ISSUER SECURITY

(a) If the Issuer Security Trustee has grounds for believing that the Issuer may be unable to pay its debts as they fall due as at the date of any payment made by the Issuer to the Issuer Security Trustee, the Noteholders or any of the other Issuer Secured Creditors, then the Issuer Security Trustee may retain the Issuer Security until the expiry of a period of (subject to paragraph (b) below) one month plus the statutory period within which any assurance, security, guarantee or payment can be avoided or invalidated after the payment and discharge in full of all Issuer Secured Liabilities notwithstanding any release, settlement, discharge or arrangement which may be given or made by the Issuer Security Trustee on, or as a consequence of, such payment or discharge of liability.

(b) If, at any time within the period referred to in paragraph (a) above, any person presents a petition, or files documents with a court or any registrar for the winding-up or administration of the Issuer or any analogous proceedings are commenced by or against the Issuer, the Issuer Security Trustee may continue to retain the Issuer Security for such further period as it may determine and the Issuer Security will be deemed to continue to be held as security for the payment and discharge to the Issuer Security Trustee of all of the Issuer Secured Liabilities.

16.5   CHANGE OF NAME, ETC.

       This Deed will remain valid and enforceable notwithstanding any change in the name, composition or constitution of the Issuer Security Trustee or the Issuer or any merger, amalgamation or consolidation by the Issuer Security Trustee or the Issuer with any other corporation.

16.6   NEGATIVE PLEDGE

       The Issuer shall not, save for the Issuer Security, or with the prior written consent of the Issuer Security Trustee, or unless otherwise permitted under any of the Transaction Documents, create or permit to subsist any Security Interest whatsoever, however created or arising (unless arising by operation of law) over any of its property, assets or undertakings present or future (including any uncalled capital) or any interest, estate, right, title or benefit therein or use, invest or dispose of, including by way of sale or the grant of any Security Interest of whatsoever nature or otherwise deal with, or agree or attempt or purport to sell or otherwise dispose of (in each case whether by one or a series of transactions) or grant any option or right to acquire any such property, assets or undertaking present or future.

17.    SET-OFF

(a) The Issuer Security Trustee may at any time following an Issuer Event of Default (without notice and notwithstanding any settlement of account or other matter):

       (i) combine or consolidate all or any existing accounts of the Issuer whether in its own name or jointly with others and held by it or any Issuer Secured Creditor;

       (ii) set-off or transfer all or any part of any credit balance or any sum standing to the credit of any account referred to in paragraph (a) above (whether or not the same is due to the Issuer from the Issuer Security Trustee or relevant Issuer Secured Creditor and whether or not the credit balance and the account in debit or the Issuer Secured Liabilities are expressed in the same currency) in or towards satisfaction of any of the Issuer Secured Liabilities; and/or

       (iii) in its discretion, estimate the amount of any liability of the Issuer which is contingent or unascertained and set-off such estimated amount.

(b) No amount will be payable by the Issuer Security Trustee to the Issuer unless and until all Issuer Secured Liabilities have been ascertained and fully repaid or discharged.

18.    RELEASE

18.1   UPON DISCHARGE OF ISSUER SECURED LIABILITIES

       At the end of the Issuer Security Period, the Issuer Security Trustee will, at the cost of the Issuer, take whatever action is necessary to release the Issuer Charged Assets from the Issuer Security to, or to the order of, the Issuer.

18.2   AUTHORISED INVESTMENTS

       Upon the Issuer or the Issuer Cash Manager on its behalf making a disposal of an Authorised Investment charged under this Deed and provided that the proceeds of such disposal are paid into the Issuer Transaction Account in accordance with the terms of this Deed and the Issuer Cash Management Agreement,, such Authorised Investment will be deemed to be released from the Issuer Security the Issuer Security Trustee will, at the request and cost of the Issuer take whatever action is necessary to release that Authorised Investment from the Issuer Security.

18.3   MORTGAGE LOANS

       Upon the Issuer making a disposal of a Mortgage Loan and its Related Security charged under this Deed by repurchase by the Seller in accordance with the terms of the Mortgage Sale Agreement, the Issuer Security Trustee will, at the request and cost of the Issuer, take whatever action is necessary to release that Mortgage Loan and its Related Security from the Issuer Security.

18.4   ISSUER ACCOUNTS

       For the avoidance of doubt, all amounts which the Issuer Cash Manager (on behalf of the Issuer and the Issuer Security Trustee or its appointee) is permitted to withdraw from the Issuer Transaction Account pursuant to Clause 6.2 (Priority of payments - prior to enforcement and acceleration) will be deemed to be released from the Issuer Security upon the relevant withdrawal provided that, where the relevant amount is transferred to another Issuer Account, it will become subject to the Issuer Security in respect of that other Issuer Account.

18.5   NO LIABILITY FOR LOSS

       The Issuer Security Trustee will not be liable to the Issuer or any other person for any loss, costs, claims or liabilities arising in connection with its acting upon a request made under this Clause and/or any release made under this Clause.

19.    ISSUER REPRESENTATIONS

19.1   TITLE

       The Issuer represents to the Issuer Security Trustee that it is the beneficial owner of the Issuer Charged Assets and the Issuer Charged Assets are free of any Security Interests (except for those created by or under this Deed) and any other rights or interests (including any licences) in favour of third parties.

19.2   NO RESTRICTION

       As at the Closing Date, none of its property, assets and/or undertaking are subject to any restriction (whether contractual or otherwise) that may render the Security Interests granted by the Issuer under this Deed ineffective or which otherwise prohibit the grant of such Security Interests.

19.3   STEPS TAKEN

       The Issuer represents to the Issuer Security Trustee that it has taken all necessary steps to enable it to create the Issuer Security in accordance with this Deed and has taken no actions or steps which will or may prejudice its rights, title and interest in, to and under the Issuer Charged Assets.

19.4   ISSUER CHARGED DOCUMENTS

       The Issuer represents to the Issuer Security Trustee that:

       (a) each Issuer Charged Document is its legally binding, valid, and enforceable obligation;

       (b) it is not in default of any of its obligations under any Issuer Charged Document;

       (c) there is no prohibition on assignment in any Issuer Charged Document; and

       (d) its entry into and performance of this Deed will not conflict with any term of any Issuer Charged Document.

19.5   NATURE OF SECURITY

       The Issuer represents to the Issuer Security Trustee that this Deed creates those Security Interests it purports to create and is not liable to be amended or otherwise set aside on its liquidation or administration or otherwise, except that Security Interests expressed to be fixed may take effect as floating charge security.

19.6   CENTRE OF MAIN INTERESTS AND ESTABLISHMENT

(a) The Issuer represents to the Issuer Security Trustee that its "centre of main interests" for the purposes of the Insolvency Regulation and the UNCITRAL Implementing Regulations is in England and it does not have any "establishment" (as defined in the Insolvency Regulation and the UNCITRAL Implementing Regulations) other than in England.

(b) The Issuer undertakes to conduct its business and affairs such that, at all relevant times, its "centre of main interests" for the purposes of the Insolvency Regulation and the UNCITRAL Implementing Regulations will be and remain in England and it will not have any "establishment" (as defined in the Insolvency Regulation and the UNCITRAL Implementing Regulations) other than in England.

19.7   TIMES FOR MAKING REPRESENTATIONS

(a) The representations set out in this Deed (including in this Clause) are made on the date of this Deed.

(b) Unless a representation is expressed to be given at a specific date, each representation under this Deed is deemed to be repeated by the Issuer on each date during the Issuer Security Period.

(c) When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

20.    EVIDENCE OF INDEBTEDNESS

       In any action, proceedings or claim relating to this Deed or the Issuer Security, any statement (which will contain information in reasonable detail in support thereof) as to:

       (a)     any amount due to any Issuer Secured Creditor;

       (b)     all or any part of the Issuer Secured Liabilities; or

       (c) any amounts which have been notified to the Issuer Security Trustee as being amounts due to any Issuer Secured Creditor,

       in each case, which is certified as being correct by an officer of the Issuer Security Trustee or an officer of the relevant Issuer Secured Creditor will be conclusive evidence that such amount is in fact due and payable.

21.    RIGHTS CUMULATIVE

       The respective rights of the Issuer Security Trustee and any Receiver under this Deed:

       (a)     may be exercised as often as necessary;

       (b) are cumulative and not exclusive of its rights under the general law; and

      (c)     may be waived only in writing and specifically.

       Delay in exercising or non-exercise of any right is not a waiver of that right.

22.    SEVERABILITY

       If a term of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

       (a) the legality, validity or enforceability in that jurisdiction of any other term of this Deed; or

       (b) the legality, validity or enforceability in any other jurisdiction of that or any other term of this Deed.

23.    COUNTERPARTS

       This Deed may be executed and delivered in any number of counterparts (including by facsimile), all of which, taken together, shall constitute one and the same deed and any Party may enter into the same by executing and delivering a counterpart (including by facsimile).

24.    NOTICES

24.1   IN WRITING

       Any communication in connection with this Deed must be in writing and, unless otherwise stated, may be given in person, by post or by fax. Unless it is agreed to the contrary, any consent or agreement required under this Deed must be given in writing.

24.2   PARTY DETAILS

       The contact details of each Party for all communications in connection with this Deed are those set out below:

       (a)     ISSUER:                    35 Great St. Helen's, London EC3A 6NP

               For the attention of:      [Secretary]
               Facsimile:                 +44 (0) 20 7398 6325

       (b)     SELLER:                    Trinity Road, Halifax, West
                                          Yorkshire, HX1 2RG

               For the attention of:      Head of Mortgage Securisation
               Facsimile:                 +44 (0) 113 235 7511

       (c)     ISSUER SECURITY TRUSTEE    48th Floor, One Canada, Square,
               AND NOTE TRUSTEE:          Canary Wharf, London E14 5AL

               For the attention of:      Global Corporate Trust Administration
               Facsimile:                 +44 20 7964 6061/6399

       (d)     AGENT BANK/REGISTRAR AND   Citigroup Centre, Canada Square,
               PRINCIPAL PAYING AGENT:    Canary Wharf, London E14 5LB

               For the attention of:      [*]
               Facsimile:                 [*]

       (e)     U.S.                       388 Greenwich Street, 14th Floor,
               PAYING AGENT:              New York, New York 10013

               For the attention of:      [*]
               Facsimile:                 [*]

       (f)     ISSUER SWAP PROVIDER:      [*]

               For the attention of:      [*]
               Facsimile:                 [*]

       (g)     SERVICER:                  Trinity Road, Halifax, West
                                          Yorkshire, HX1 2RG

               For the attention of:      Head of Mortgage Securisation
               Facsimile:                 +44 (0) 113 235 7511

       (h)     ISSUER CASH MANAGER:       116 Wellington Street, Leeds LS1 4LT

               For the attention of:      [*]
               Facsimile:                 [*]

       (i)     ISSUER ACCOUNT BANK:       Barnett Way, Gloucester GL4 3RL

               For the attention of:      [*]
               Telephone:                 [*]
               Facsimile:                 [*]

       (j)     ISSUER CORPORATE SERVICES PROVIDER:   35 Great St. Helen's,
               London EC3A 6AP

               For the attention of:      [*]
               Facsimile:                 +44 (0) 20 7398 6325

24.3   CHANGES

       Any Party may change its contact details by giving five Business Days' notice to the other Parties.

24.4   EFFECTIVENESS

(a) Except as provided below, any notice in connection with this Deed will be deemed to be given as follows:

       (i)     if delivered in person, at the time of the delivery;

       (ii) if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope; and

       (iii)   if by fax, when received in legible form.

(b) A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

25.   LANGUAGE

(a)   Any notice given in connection with this Deed must be in English.

(b)   Any other document provided in connection with this Deed must be:

       (i)     in English; or

       (ii) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

26.    LAW AND JURISDICTION

26.1   GOVERNING LAW

       This Deed and all matters arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

26.2   SUBMISSION TO JURISDICTION

       The Issuer irrevocably agrees for the benefit of the Issuer Security Trustee and the other Issuer Secured Creditors that the English courts have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Deed and accordingly submits to the exclusive jurisdiction of the English courts. The Issuer waives any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum. The Issuer Security Trustee and the other Issuer Secured Creditors may take any suit, action or proceeding arising out of or in connection with this Deed (together referred to as PROCEEDINGS) against the Issuer in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

26.3   WAIVER OF TRIAL BY JURY

       Each party waives any right it may have to a jury trial of any claim or cause of action in connection with any finance document or any transaction contemplated by any finance document. This deed may be filed as a written consent to trial by court.

27.    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

       A person who is not a Party has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of these presents, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

THIS DEED has been executed as a deed by each of the Parties and delivered on the date stated at the beginning of this Deed.

                                  SCHEDULE 1

                           FORM OF NOTICE OF CHARGE

From:  Permanent Master Issuer plc (the ISSUER)

To:    [Relevant party name[s]]

Copy:  The Bank of New York (the ISSUER SECURITY TRUSTEE)

                                                                         [date]

Dear Sirs,

We hereby give you notice that by a deed of charge dated [date] and made between the Issuer, the Issuer Security Trustee and others (the ISSUER DEED OF CHARGE), the Issuer charged to the Issuer Security Trustee all of its right, title, interest and benefit, present and future, in, to and under the [insert relevant agreement name[s]] dated [insert date] (each as defined in the Master Definitions and Construction Schedule signed on the date hereof by, inter alios, the Issuer and the [relevant party name[s]] and made, in each case, between, amongst others, the Issuer and the [relevant party name[s]].

You are authorised and instructed henceforth to deal with the Issuer Security Trustee in relation to our rights (but not our obligations) under the [insert relevant agreement name[s]] without further reference to us.

This notice is irrevocable. Please acknowledge receipt of this notice to the Issuer Security Trustee on the attached Consent to Charge.

Yours faithfully,

.........................
For and on behalf of
PERMANENT MASTER ISSUER PLC

                                  SCHEDULE 2

                           FORM OF CONSENT TO CHARGE

From:  The Bank of New York

To: [Issuer Security Trustee name] (the ISSUER SECURITY TRUSTEE) Permanent Master Issuer plc (the ISSUER)

                                                                         [date]

Dear Sirs,

We hereby acknowledge receipt of the notice of charge dated [date] relating to the Issuer Deed of Charge (as defined therein) as adequate notice of the charge described therein.

We agree to deal only with the Issuer Security Trustee in relation to the Issuer's rights (but not its obligations) under the [relevant agreement name[s]] referred to, and as defined in, such notice without any reference to the Issuer.

We have not received from any other person any notice of charge of or any interest in the [relevant agreement name[s]].

Yours faithfully,

.........................
For and on behalf of
[Relevant party name]

.........................
For and on behalf of
[Relevant party name]

                                  SIGNATORIES

THE ISSUER

EXECUTED as a DEED by                         )
PERMANENT MASTER ISSUER PLC                   )
acting by                                     )

Director

Director/Secretary

THE ISSUER SECURITY TRUSTEE

EXECUTED as a DEED as follows                 )
THE BANK OF NEW YORK                          )

signed for and on its behalf by one of its    )
duly authorised attorneys/signatories         )

By:
Duly authorised attorney/signatory
Name:

THE NOTE TRUSTEE

EXECUTED as a DEED by                         )
THE BANK OF NEW YORK                          )
signed for and on its behalf by one of its    )
duly authorised attorneys/signatories         )

By:
Duly authorised attorney/signatory
Name:

PRINCIPAL PAYING AGENT/AGENT BANK/REGISTRAR

EXECUTED as a DEED by                         )
CITIBANK N.A.                                 )
signed for and on its behalf by one of its    )
duly authorised attorneys/signatories         )

By:
Duly authorised attorney/signatory
Name:

U.S. PAYING AGENT

EXECUTED as a DEED by                         )
CITIBANK N.A.                                 )
signed for and on its behalf by one of its    )
duly authorised attorneys/signatories         )
By:
Duly authorised attorney/signatory
Name:

THE ISSUER SWAP PROVIDER

EXECUTED as a DEED by                         )
[*]                                           )
acting by its duly authorised attorney        )
By:
Name:

THE SERVICER

EXECUTED as a DEED by                         )
HALIFAX PLC                                   )
acting by its duly authorised attorney        )
By:
Name:

THE ISSUER CASH MANAGER

EXECUTED as a DEED by                         )
HALIFAX                                       )
acting by its duly authorised attorney        )
By:
Name:

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

THE ISSUER ACCOUNT BANK

EXECUTED as a DEED by                         )
BANK OF SCOTLAND                              )
acting by its duly authorised attorney        )
By:
Name:

THE ISSUER CORPORATE SERVICES PROVIDER

EXECUTED as a DEED by                         )
STRUTURE FINANCE MANAGEMENT                   )
LIMITED                                       )
acting by                                     )

                                      34